Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-145413) on Form S-8 of Silver State Bancorp of our report dated March 13, 2008 relating to our audit of the consolidated financial statements, which appears in the Annual Report of Shareholders, which is incorporated in this Annual Report on Form 10-K of Silver State Bancorp for the year ended December 31, 2007.

/s/ McGladrey & Pullen, LLP

Las Vegas, Nevada

March 13, 2008